AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into as of January 4, 1998, by and between FOOD LION, INC., a corporation organized and existing under the laws of the State of North Carolina, United States of America, having its principle offices at 2110 Executive Drive, Salisbury, North Carolina ("Food Lion") and ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A., a corporation organized under the laws of Belgium, having its principle office at rue Osseghem 53, 1080 Brussels, Belgium (hereinafter referred to as Delhaize).

                             RECITALS

     WHEREAS, Food Lion is engaged primarily in the operation of supermarkets in the United States of America;

     WHEREAS, Delhaize through itself and its subsidiaries, is engaged primarily in the operation of supermarkets throughout the world;

     WHEREAS, Food Lion and Delhaize entered into that certain License Agreement dated as of January 1, 1983 hereinafter referred to as the "1983 License Agreement" by which Delhaize granted Food Lion a license under a trademark comprised of the name Delhaize and a lion logo, registered in Belgium, the Netherlands and Luxembourg, Benelux Trade Mark No. 086048 and registered in the United States of America, No. 1132312, together with the goodwill associated therewith, said trademark and lion logo being referred to in the 1983 License Agreement and herein as the "Trademark";

     WHEREAS, Pursuant to the 1983 License Agreement, Delhaize also granted to Food Lion the exclusive right to use the lion logo in conjunction with Food Lion's trademarks and service marks "Food Town," "Save-Rite" and "Food Lion," said combination of the lion logo and the trademarks and service marks "Food Town," "Save-Rite" and "Food Lion" being referred to in the 1983 License Agreement and herein as the "New Trademarks";

     WHEREAS, Food Lion and Delhaize entered into that certain License Agreement dated as of June 19, 1997 hereinafter referred to as the "1997 License Agreement" by which Delhaize agreed to allow Food Lion to assign its rights under the 1983 License Agreement to an indirect wholly-owned subsidiary;

     WHEREAS, Food Lion desires to assign its rights under the 1983 License Agreement to FL Food Lion, Inc.
(hereinafter referred to as "FL Food Lion"), an indirect wholly owned subsidiary of Food Lion, and to obtain a sublicense from FL Food Lion of said rights under the 1983
License Agreement;

     NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom, the mutual cooperation and assistance between the parties, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, Food Lion and Delhaize agree as follows;

     1.   Pursuant to paragraph 21 of the 1983 License
Agreement, Delhaize hereby agrees that:

          A. Food Lion is permitted to assign its rights under the 1983 License Agreement to FL Food Lion; and

          B. Following consummation of the assignment of Food Lion's rights under the 1983 License Agreement to FL
Food Lion, FL Food Lion is permitted to sublicense its rights under the 1983 License Agreement to Food Lion.

     2.   Pursuant to paragraph 21 of the 1983 License
Agreement, this Agreement shall constitute Delhaize's prior written consent to the transactions noted in paragraph 1.

     3.   The remaining provisions of the 1983 License
Agreement shall remain in full force and effect as written.

     4. Delhaize shall be entitled, in its sole discretion and without liability, to withdraw its consent as granted herein, upon a change in control of FL Food Lion. In the event of a change in control of FL Food Lion, and upon Delhaize's election to withdraw its consent hereunder, Food Lion's rights under the 1983 License Agreement shall revert back to Food Lion and the assignment and sublicense shall be void. Food Lion's rights under the 1983 License Agreement shall not be affected by such withdrawal of consent.

     5.   This Agreement constitutes Delhaize's consent to
FL Food Lion's sublicensure of Food Lion's rights under the 1983 License Agreement to Food Lion alone. FL Food Lion shall not grant any further sublicenses of Food Lion's rights under the 1983 License Agreement without Delhaize's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   FOOD LION, INC.


                                   By:
                                      G.de Vaucleroy

                                   ETABLISSEMENTS DELHAIZE
                                   FRERES ET CIE "LE LION" S.A.


                                   By:
                                      P.O. Beckers